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                          SECURITIES AND EXCHANGE COMMISSION


                                 WASHINGTON, DC 20549



                                       FORM 8-K



                                    CURRENT REPORT
                        PURSUANT TO SECTION 13 or 15(d) OF THE
                           SECURITIES EXCHANGE ACT OF 1934



                  Date of Report (Date of earliest event reported):
                             July 14, 1997 (July 1, 1997)



                               Suiza Foods Corporation
                               ------------------------
                (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)


  Delaware                          340-28130                    75-2559681
  --------                          ---------                    ---------
(STATE OR OTHER                 (COMMISSION FILE               (IRS EMPLOYER
 JURISDICTION OF                     NUMBER)                 IDENTIFICATION NO.)
 INCORPORATION)


                         3811 Turtle Creek Blvd., Suite 1300
                                 Dallas, Texas 75219
                                 -------------------
                 (ADDRESS OF PRINCIPAL EXECUTIVE OFFICES)  (ZIP CODE)



                 Registrant's telephone number, including area code:
                                    (214) 528-0939





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ITEM 2.  ACQUISITION OR DISPOSITION OF ASSETS.

         On July 1, 1997, Suiza Foods Corporation (the "Registrant" or the "Company"), through a wholly-owned acquisition subsidiary, completed the acquisition of substantially all of the assets of Dairy Fresh L.P., a Delaware limited partnership ("Dairy Fresh"), for approximately $104.5 million in cash (subject to adjustment and excluding transaction costs), plus the assumption of certain current liabilities. Dairy Fresh is a manufacturer of fresh milk and ice cream products based in Winston-Salem, North Carolina. During its fiscal year ended December 31, 1996, Dairy Fresh reported net sales of approximately $117 million. The Company will use the acquired assets to continue operating the business previously operated by Dairy Fresh. The Company financed the acquisition with borrowings under its senior credit facility with a group of banks led by First Union National Bank and First National Bank of Chicago.

ITEM 5.  OTHER EVENTS.

         On June 20, 1997, the Company signed a definitive agreement to purchase all the outstanding stock of three affiliated dairy manufacturing and distribution companies, as well as an affiliated water bottling and distribution company, and 16 affiliated plastic manufacturing companies headquartered in Franklin, Massachusetts (collectively, the "Garelick Companies") for aggregate consideration of approximately $301 million (subject to adjustment and excluding transaction costs). The Garelick Companies are owned by Peter and Alan Bernon and various trusts for the benefit of their children. The combined businesses operated by the Garelick Companies reported net sales of approximately $363 million during the fiscal year ended September 30, 1996. The dairy operations of the Garelick Companies are operated through Garelick Farms in Franklin, Massachusetts, Fairdale Farms in Bennington, Vermont, and Grant's Dairy in Bangor, Maine. The Garelick Companies also operate the Miscoe Springs water bottling company in Mendon, Massachusetts and 16 plastic bottle manufacturing operations located in Connecticut, Florida, Georgia, Illinois, Louisiana, Maine, Massachusetts, New Jersey, North Carolina, Ohio, Pennsylvania, Texas and Virginia. The Company expects to complete the acquisition of the Garelick Companies on or about July 31, 1997, subject to regulatory approval and other customary closing conditions.

ITEM 7.  FINANCIAL STATEMENTS AND EXHIBITS.

    (a)  FINANCIAL STATEMENTS OF BUSINESS ACQUIRED.

         In accordance with paragraph (a)(4) of Item 7 of Form 8-K, the historical financial statements required in connection with the Dairy Fresh acquisition are not included in this initial report. The Company expects to file the required historical financial statements for Dairy Fresh and the Garelick Companies shortly following completion of the proposed acquisition of the Garelick Companies. Historical financial statements required in connection with the Dairy Fresh acquisition will be filed in any event within 60 days after the date of this report.





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    (b)  PRO FORMA FINANCIAL INFORMATION

         In accordance with paragraph (b)(2) of Item 7 of Form 8-K, the pro forma financial information required in connection with the Dairy Fresh acquisition are not included in this initial report. The Company expects to file the required pro forma financial information for Dairy Fresh and the Garelick Companies shortly following completion of the proposed acquisition of the Garelick Companies. Pro forma financial information required in connection with the Dairy Fresh acquisition will be filed in any event within 60 days after the date of this report.

    (c)  EXHIBITS

  2.1 Asset Purchase Agreement, dated as of June 11, 1997, by and among DF Acquisition Corp., a Delaware corporation, Dairy Fresh L.P., a Delaware limited partnership, and Suiza Foods Corporation, a Delaware corporation.

  99.1   Press Release issued by the Company at 7:36 a.m. EDT on June 23, 1997.

  99.2   Press Release issued by the Company at 7:50 a.m. EDT on June 23, 1997.















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                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

  Dated:  July 14, 1997           SUIZA FOODS CORPORATION


                                  By:  /s/ Tracy L. Noll
                                     --------------------------------
                                       Tracy L. Noll
                                       VICE PRESIDENT AND CHIEF
                                       FINANCIAL OFFICER



















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                               INDEX TO EXHIBITS

Exhibit
Number                            Description
-------                           -----------
  2.1 Asset Purchase Agreement, dated as of June 11, 1997, by and among DF Acquisition Corp., a Delaware corporation, Dairy Fresh L.P., a Delaware limited partnership, and Suiza Foods Corporation, a Delaware corporation.

 99.1    Press Release issued by the Company at 7:36 a.m. EDT on June 23, 1997.

 99.2    Press Release issued by the Company at 7:50 a.m. EDT on June 23, 1997.